                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                REHABILICARE INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                REHABILICARE INC.
                               1811 OLD HIGHWAY 8
                           NEW BRIGHTON, MN 55112-3493
                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 14, 1999
                         ------------------------------
                      TO SHAREHOLDERS OF REHABILICARE INC.:



Notice is hereby given that the Annual Meeting of Shareholders of Rehabilicare Inc. (the "Company") will be held on Tuesday, December 14, 1999 at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, 55402 at 10:00 a.m. CST for the following purposes:

         1. To elect a Board of six directors to serve for the following year and until their successors are elected;

         2. To approve an amendment to the 1998 Stock Incentive Plan to increase the number of shares of the Company's common stock available for issuance thereunder by 500,000 shares.

Only holders of record of Rehabilicare common stock at the close of business on October 22, 1999 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, however, please complete, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  Thomas Martin
                                  SECRETARY


Dated: November 2, 1999

                                REHABILICARE INC.
                               1811 OLD HIGHWAY 8
                           NEW BRIGHTON, MN 55112-3493
                           ---------------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 14, 1999



This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Rehabilicare Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on December 14, 1999 at 10:00 a.m. CST at the Marquette Hotel, 710 Marquette Avenue, Minneapolis, Minnesota, 55402, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. Shares of the Company's common stock, $.10 par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by shareholders and for the other proposal discussed herein. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and for the other proposal discussed herein. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxy's authority or a duly executed proxy bearing a later date. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about November 2, 1999.

Only the holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on October 22, 1999 will be entitled to vote at the Annual Meeting. At the close of business on October 22, 1999 a total of 10,528,391 shares of Common Stock were outstanding, each share being entitled to one vote.

Shares voted as abstentions on any matter or a "withhold vote for" as to directors will be counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting but will not be considered as present and entitled to vote with respect to such matters.

Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail but, in addition, officers and regular employees of the Company who will receive no extra compensation for their services may solicit proxies by telephone, telecopy or in person.

As far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that other matters properly come before the Annual Meeting calling for a vote of the shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

A copy of the Company's Annual Report for the year ending June 30, 1999 is being furnished to each shareholder with this Proxy Statement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of October 22, 1999, certain information with respect to beneficial ownership of the Company's Common Stock as to (i) each person or entity known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer of the Company named in the Summary Compensation Table; and (iv) all executive officers and directors as a group. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


NAME                                         SHARES BENEFICIALLY OWNED (1)                  PERCENT OWNED
----                                         -----------------------------                  -------------
Beverly Enterprises, Inc.                            989,319                                     9.4%
5111 Rogers Avenue, Ste. 40A
Ft. Smith, Arkansas  72919

Robert C. Wingrove                                   205,503                                     1.9%

David B. Kaysen                                      134,708                                     1.3%

W. Bayne Gibson                                      104,836                                     1.0%

W. Glen Winchell                                      49,515                                      *

William J. Sweeney                                    45,259                                      *

Frederick H. Ayers                                    38,551                                      *

John H.P. Maley                                       24,375                                      *

Richard E. Jahnke                                      9,375                                      *

All Directors and Officers                           616,122                                     5.8%
As a group (9 persons)

-----------------------------
* Less than 1%


(1) Includes for Mr. Wingrove, Mr. Kaysen, Mr. Gibson, Mr. Winchell, Mr. Sweeney, Mr. Ayers, Mr. Maley, Mr. Jahnke and all directors and officers as a group, 21,000 shares, 37,000 shares, 1,875 shares, 25,000 shares, 43,000 shares, 1,875 shares, 9,375 shares, 9,375 shares and 148,500, respectively, which can be purchased by exercise of options which become exercisable within 60 days.


      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires executive officers and directors and persons who beneficially own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent (10%) beneficial owners are required by Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

The Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during and with respect to the fiscal year ended June 30, 1999 except that Mr. Chrystal failed to timely file his initial report of beneficial ownership subsequent to joining the Company, Mr. Kaysen filed late his report of exercising a stock option, Mr. Ayers filed late his report of additional shares purchased and Mr. Winchell filed late his report of additional stock options granted.

                              ELECTION OF DIRECTORS


The Board of Directors has nominated six persons as directors for the following year. Each director will be elected at the Annual Meeting for a term of one year and until his successor is elected and qualified. The Board of Directors recommends that the shareholders elect the nominees named below as directors of the Company for the following year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below, unless otherwise directed. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the meeting, for reasons not known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee at their discretion. Information regarding the nominees is set for the below:

                                                                     Principal occupation and business
       Name                       Age   Director since                 experience for past five years
------------------                ---   --------------           --------------------------------------------------
Frederick H. Ayers                 60     March 1998             President of F.H. Ayers, Inc. (a private
                                                                 investment company) since 1985; director of
                                                                 Staodyn, Inc. from 1984 to 1998

W. Bayne Gibson                    74     March 1998             Independent business consultant since 1997;
                                                                 President, Chief Executive Officer and Chairman of
                                                                 the Board of Staodyn, Inc. from 1984 to 1996

Richard E. Jahnke                  50     January 1997           President and Chief Executive Officer of Medical
                                                                 Graphics Corporation (a manufacturer of
                                                                 non-invasive medical diagnostic systems) since
                                                                 August 1998; President and Chief Operating Officer
                                                                 of CNS, Inc. (a manufacturer of consumer products)
                                                                 from 1993 to 1998

David B. Kaysen                    50     March 1992             President and Chief Executive Officer of the
                                                                 Company since March 1992

John H.P. Maley                    64     December 1996          Chairman of Magister Corporation (a developer and
                                                                 marketer of consumer healthcare products) since
                                                                 July 1995; Chairman and CEO of Chattanooga Group
                                                                 (a manufacturer of physical therapy products) from
                                                                 1976 to 1995

Robert C. Wingrove                 67     June 1972              Chairman of the Board of the Company since 1984;
                                                                 Chief Technical Officer of the Company since 1990


THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.

MEETING OF THE BOARD AND CERTAIN COMMITTEES

The Board of Directors maintains an Audit Committee, comprised of Messrs. Ayers, Gibson, Jahnke and Maley, and a Compensation Committee, comprised of Messrs. Ayers, Gibson, Jahnke and Maley. The Audit Committee met once during the year and the Compensation Committee met twice. The Audit Committee reviews the Company's arrangements with its independent public accountants, its internal accounting policies, the substance of its audits and any transactions with management. The Compensation Committee considers and makes recommendations with respect to compensation of officers of the Company (including salaries and incentive compensation). There is no standing nominating committee.

During the year ended June 30, 1999, the Board of Directors held seven meetings. Each incumbent Director attended at least 75% of all meetings of the Board while he was serving on the Board and all meetings of any committee of the Board on which he served.

                               EXECUTIVE OFFICERS

              NAME                    AGE                 POSITION
       -------------------            ---     ----------------------------------
       Robert C. Wingrove              67     Chief Technical Officer

       David B. Kaysen                 50     Chief Executive Officer

       William J. Sweeney              56     Vice President Sales and Marketing

       W. Glen Winchell                52     Vice President of Finance and Chief
                                              Financial Officer

       Wayne K. Chrystal               49     Vice President of Operations


See the biographical information on Messrs. Wingrove and Kaysen under Directors.

William J. Sweeney started with the Company as Vice President of Sales and Marketing in April 1996. From June 1993 to April 1996, he was employed by CIRCON Corporation and Surgitek, Inc. (a company acquired by CIRCON Corporation), both manufacturers of surgical products, most recently as Corporate Business Development Manager.

W. Glen Winchell has been Vice President of Finance and Chief Financial Officer since September 1993.

Wayne K. Chrystal joined the Company as Vice President of Operations in May 1999. From 1973 to 1998 he was employed by Deluxe Corporation, a supplier of checks and electronic payment services, most recently as Vice President responsible for operations and human resources in various business units.

                             EXECUTIVE COMPENSATION


         SUMMARY COMPENSATION TABLE. The table below shows the compensation awarded or paid to, or earned by, Rehabilicare's chief executive officer and each of its most highly compensated executive officers who received salary and bonus of $100,000 or more during each of the years in the three-year period ended June 30, 1999.

                                             Annual Compensation
                                ------------------------------------------------        Long-Term          All Other
         Name and                                                   Other Annual     Compensation (1)    Compensation
    Principal Position          Year     Salary      Bonus          Compensation       Options(2)            (3)
-----------------------         ----    --------    --------        ------------     ----------------    -------------
David B. Kaysen                 1999    $220,212    $131,800             --              25,000             $786
   PRESIDENT AND CHIEF          1998     170,365      59,670             --              15,000              768
   EXECUTIVE OFFICER            1997     163,125      28,260             --              15,000              750

Robert C. Wingrove              1999    $130,115    $ 13,260                              7,000             $788
   CHIEF TECHNICAL              1998     128,788      15,750             --               6,000              768
   OFFICER                      1997     125,800      19,042             --              10,000              753

W. Glen Winchell                1999    $142,250    $ 51,500                             40,000             $804
   VICE PRESIDENT OF            1998     104,291      26,875             --              20,000              795
   FINANCE AND CHIEF            1997      97,692      16,302             --               5,000              759
   FINANCIAL OFFICER

William J. Sweeney              1999    $127,115    $ 31,800             --              10,000             $750
   VICE PRESIDENT OF SALES      1998      97,007      18,800             --              20,000              750
   AND MARKETING (5)            1997      90,599      16,325          20,000(4)          10,000              763

----------------------
(1) Rehabilicare did not award any restricted stock or make any long-term incentive payments to executives.
(2) Represents the number of shares of Rehabilicare common stock that can be purchased upon the exercise of stock options granted during the year.
(3)      Represents Rehabilicare's contributions to a 401(k) plan.
(4)      Represents relocation expense allowance.



         STOCK BASED COMPENSATION. The following table provides information regarding options to purchase Rehabilicare Common Stock granted to the named executive officers pursuant to the 1998 Stock Incentive Plan during 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                INDIVIDUAL GRANTS

                        NUMBER OF
                       SECURITIES     PERCENT OF TOTAL
                       UNDERLYING      OPTIONS GRANTED
                        OPTIONS        TO EMPLOYEES IN              EXERCISE           EXPIRATION
   NAME                 GRANTED          FISCAL YEAR             PRICE ($/SHARE)         DATE
------------           ----------      ----------------          ---------------    -----------------
Mr. Kaysen               25,000            14.2%                      $2.25             9/14/05
Mr. Wingrove              7,000             4.0%                      $2.25             9/14/05
Mr. Winchell             10,000             5.7%                      $2.25             9/14/05
                         30,000            17.0%                      $3.25             2/08/06
Mr. Sweeney              10,000             5.7%                      $2.25             9/14/05


         The following table summarizes the value of options held at the end of fiscal 1999 by the named executive officers.

                                 OPTION EXERCISES IN FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

                                                                  Number of Unexercised                  Value of Unexercised
                           Shares                                        Options                         In-the-Money Options
                          Acquired                                At End of Fiscal 1999               At End of Fiscal 1999 (2)
                            On            Value                -----------------------------         -----------------------------
       Name               Exercise       Realized(1)           Exercisable     Unexercisable         Exercisable     Unexercisable
--------------            --------       -----------           -----------     -------------         -----------     -------------
Mr. Kaysen                  6,000          $ 4,875                33,000           46,000               $17,438          $32,470

Mr. Wingrove                  --               --                 30,250           16,750               $24,375          $ 9,000

Mr. Winchell                  --               --                 37,500           57,500               $32,125          $ 5,375

Mr. Sweeney                   --               --                 36,500           33,500               $   875          $12,875

-------------------------

(1) Represents the difference between fair market value at date of exercise and the exercise price.

(2) Represents the difference between $3.3125 (the last sales price at June 30, 1999) and the exercise price multiplied by the number of shares.



COMPENSATION OF DIRECTORS

Directors who are not also officers or employees of the Company receive fees of $2,000 per quarter; an annual option to purchase 2,500 shares of the Company's common stock under its 1998 Stock Incentive Plan; and are reimbursed for their expenses in attending board meetings.



LONG-TERM INCENTIVE PLAN AWARDS

Other than its 1998 Stock Incentive Plan and 1993 Employee Stock Purchase Plan, the Company does not maintain any long-term incentive plan.



        PROPOSAL TO APPROVE AMENDMENT TO 1998 STOCK INCENTIVE PLAN

On September 14, 1999, the Company's Board of Directors approved, subject to shareholder approval, an amendment to the Company's 1998 Stock Incentive Plan (the "Plan") that will increase the number of shares reserved for issuance pursuant to options granted thereunder by 500,000 shares.

The Plan was adopted by directors and shareholders in February 1998. It reserved 400,000 shares of Common Stock for issuance upon exercise of options granted thereunder. The Plan is administered by the Compensation Committee of the Rehabilicare Board of Directors, excluding any officers or employees of the Company.

The Plan permits the granting of a variety of types of awards including: incentive stock options; non-qualified stock options; stock appreciation rights
(SARs); restricted stock; performance awards; dividend equivalents; and other awards valued in whole or in part by reference to Rehabilicare Common Stock. Awards may be granted alone, in addition to, in tandem with or in substitution for any other award granted under the 1998 Plan or any other plan. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon the grant or exercise thereof the holder will receive cash, shares of Rehabilicare Common Stock or other securities, awards or property, or any combination thereof, as the Committee shall determine. The exercise price per share under any incentive stock option, the grant price of any SAR and the purchase price of any security which may be purchased under any other stock-based award may not be less than 100% of the fair market value of Rehabilicare Common Stock on the date of the grant of such option, SAR or right.

Under current provisions of the Internal Revenue Code of 1986, as amended, upon the granting of either incentive or non-qualified stock options, no income will be realized by the optionee and no deduction will be allowable to the Company. At the time of exercise of an incentive stock option for cash, no income will be recognized by the optionee although the spread between the option price and the fair market value of the shares on the date of exercise will be a tax preference item used in the calculation of an optionee's alternative minimum tax. At the time of exercise of a non-qualified stock option for cash, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be ordinary income to the optionee and deductible by the Company (subject to the usual rules on ordinary and reasonable compensation deductions).

The Company has a total of 415,000 shares of common stock reserved for issuance under its 1988 Stock Option Plan, all of which were subject to outstanding options at October 22, 1999. The Company reversed a total of 400,000 shares of common stock for issuance under its 1998 Stock Incentive Plan when it was created in 1998. There remained 161,840 shares available for future grants under the Plan at October 22, 1999. The Board believes that the Plan has been and will continue to be a valuable tool in both providing incentive to employees to put forth their maximum efforts for the advancement of the Company and in attracting new employees. The Board does not believe the remaining shares reserved for issuance under the Plan provide the Company with flexibility necessary to accomplish these objectives.

The Board of Directors recommends that the shareholders approve the proposal to amend the 1998 Plan. The persons named in the accompanying proxy intend to vote the proxies held by them in favor of such proposal, unless otherwise directed. If no instruction is given, the accompanying proxy will be voted in favor of the proposal. An affirmative vote of the holders of a majority of the shares of Common Stock present and represented at a meeting at which a quorum is present is required for the approval of the proposal.


                              CERTAIN TRANSACTIONS

The Company loaned Mr. Kaysen $162,500 in March 1997 for the acquisition of 100,000 shares of the Company's common stock, pursuant to his exercise of stock options. The loan was evidenced by a promissory note secured by 85,729 shares of Company common stock owned by Mr. Kaysen and bearing interest at the prime rate. In March 1998, the Company loaned Mr. Kaysen an additional $75,000 in connection with his income tax obligation resulting from the stock option exercise. That loan is secured by the same collateral and subject to the same terms. Mr. Kaysen is making quarterly payments on the loans.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Company has selected PricewaterhouseCoopers LLP as its independent public accountants for the year ending June 30, 2000. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to questions from shareholders.


                      PROPOSALS FOR THE NEXT ANNUAL MEETING

Any proposal by a shareholder to be presented at the next Annual Meeting must be received at the Company's principal executive offices, 1811 Old Highway 8, New Brighton, MN 55112-3493, no later than July 8, 2000.



                            BY ORDER OF THE BOARD OF DIRECTORS



                            Thomas Martin
                            SECRETARY


Dated:   November 2, 1999

                                REHABILICARE INC.
         Proxy for the December 14, 1999 Annual Meeting of Shareholders
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints David B. Kaysen and W. Glen Winchell, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of Rehabilicare Inc., to be held on December 14, 1999, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:


1.   ELECTION OF DIRECTORS:     / / FOR all nominees (EXCEPT           / / WITHHOLD AUTHORITY
                                    AS MARKED TO THE CONTRARY BELOW)       TO VOTE FOR ALL NOMINEES


     TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH HIS
                                  NAME BELOW:
    Frederick H. Ayers, W. Bayne Gibson, Richard E. Jahnke, David B. Kaysen,
                      John H.P. Maley, Robert C. Wingrove.

2. TO APPROVE AN AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER BY 500,000 SHARES.

3. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all directors named in Item 1 and for the proposal described in Item 2.

         When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Dated: ____________________________, 1999


                                    ---------------------------------------
                                                      Signature

                                    ---------------------------------------
                                              Signature if held jointly

                                       PLEASE MARK, SIGN, DATE AND RETURN THIS
                                                    PROXY PROMPTLY.